Exhibit 99.2

First Mid Bancshares, Inc. Q3 2026 Investor Presentation Investor Contacts: Austin Frank Director of Investor Relations 217 - 258 - 5522 afrank@firstmid.com Jordan Read Chief Financial Officer & Chief Risk Officer 217 - 258 - 3528 jread@firstmid.com NASDAQ: FMBH firstmid.com

Non - GAAP Measures In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this presentation contains certain non - GAAP financial measures. The Company believes that such non - GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this presentation, however, are urged to review these non - GAAP financial measures in conjunction with the GAAP results as reported. These non - GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Income,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” “Tangible Book Value per Common Share,” “Adjusted Tangible Book Value per Common Share,” “Adjusted Return on Average Assets,” and “Adjusted Return on Average Common Equity”. Refer to non - GAAP reconciliation tables herein for reconciliation to comparable GAAP measures. While the Company believes these non - GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non - GAAP financial measures may also differ from the similar measures presented by other companies. Forward Looking Statements This document may contain forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding First Mid Bancshares, Inc. (“First Mid”), Evergreen Bancshares, Inc. (“Evergreen”) and the proposed transactions, including statements regarding anticipated benefits, integration, timing, approvals, customer relationships, operating results, expenses, market conditions, credit quality, liquidity, loan and deposit activity, and other expectations regarding the combined business. First Mid intends for these forward - looking statements to be covered by the safe harbor provisions for forward - looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward - looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “may,” “should,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that the anticipated benefits of the proposed transactions will not be realized within the expected time period; the risk that integration of Evergreen with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to satisfy conditions to completion of the proposed transactions, including failure to obtain required regulatory, shareholder and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the proposed transactions on customer relationships and operating results; the possibility that the proposed transactions may be more expensive to complete than anticipated; changes in interest rates; general economic conditions and market - area conditions; legislative and/or regulatory changes; risks relating to Evergreen as a privately held company whose business and financial information has not been subject to public company reporting requirements; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality, composition and valuation of loan and investment portfolios; demand for loan products; deposit flows; competition; demand for financial services; accounting principles, policies and guidelines; and the ability to complete the proposed transactions or any of the foregoing risks. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, is included in First Mid’s filings with the SEC, including its Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q. Forward - looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, First Mid does not undertake any obligation to update, revise or review any forward - looking information, whether as a result of new information, future events or otherwise. 2 Disclosures

Important Information about the Merger and Additional Information First Mid will file a registration statement on Form S - 4 with the SEC in connection with the proposed transactions. The registration statement will include a proxy statement of Evergreen that also constitutes a prospectus of First Mid, which will be sent to the shareholders of Evergreen. Evergreen shareholders are urged to read the proxy statement/prospectus when it becomes available, which will contain important information about First Mid, Evergreen and the proposed transactions, including detailed risk factors. The proxy statement/prospectus and other documents which will be filed by First Mid with the SEC will be available free of charge at the SEC’s website, www.sec.gov. These documents also can be obtained free of charge by accessing First Mid’s website at www.firstmid.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, when available, these documents can be obtained free of charge from First Mid upon written request to First Mid Bancshares, PO Box 499, Mattoon, IL 61938, Attention: Investor Relations; or from Evergreen upon written request to Evergreen Bancshares, Inc., 1701 Macklind Avenue, St. Louis, MO 63110, Attention: Chief Financial Officer. A final proxy statement/prospectus will be mailed to the shareholders of Evergreen. Participants in the Solicitation First Mid and Evergreen, and certain of their respective directors, executive officers, and other members of management and employees, are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of First Mid is set forth in the proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on March 17, 2026. This document can be obtained free of charge from the sources provided above. Information about Evergreen’s directors and executive officers, and a description of their direct and indirect interests in the proposed transactions, by security holdings or otherwise, will be included in the proxy statement/prospectus when it becomes available. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the proxy statement/prospectus for such proposed transactions when it becomes available. No Offer or Solicitation This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Disclosures 3

Franchise Overview History and Recognition ▪ Diversified financial services platform spanning banking, wealth management, ag services, brokerage and insurance ▪ Oldest nationally chartered bank in Illinois, est. 1865 ▪ History of growing shareholder value (Dividends since 1879) ▪ Publicly traded on Nasdaq since 2014 ▪ Demonstrated ability to raise capital and successfully complete acquisitions ▪ Committed to our community banking heritage and mission with more than 160 years of community banking experience ▪ Largest community bank - affiliated insurance agency in Illinois ▪ Largest farm manager in Illinois ▪ Top Workplaces – USA Today *FMBH financial measures as of 9/30/26. Tangible Book Value Per Share is a non - GAAP measure and is defined as total common equity less goodwill and intangibles divided by shares outstanding as of period end. Personal & Commercial Banking Brokerage | Trust | Ag Services & Ag RE Brokerage Personal & Business Insurance Price/TBV Div. Yield Price/Share Market Cap FMWM AUM Total Deposits Total Loans Total Assets 1.56x 2.13% $48.74 $1.3B $8.2B $7.6B $6.8B $9.4B

Our Purpose COLLABORATE TO MAKE AN IMPACT. Our Values We make a positive IMPACT through our beliefs and actions. Strong, principled values have been the foundation of our Company for over 160 years. Our Vision To be a nimble, community - focused financial organization committed to quality, growth and earned independence for the benefit of all our stakeholders. T eamwork Teamwork is the foundation of our excellence. C ommitment We are committed to the success of First Mid. A ccountability We hold ourselves accountable for our individual actions and team performance. P rofessionalism Our professionalism is reflected in our expertise and high standards of performance and service delivery. M otivation We are motivated to provide exceptional service and uphold our reputation. I ntegrity Integrity is at the core of our business. 5

Proven History of Consistent Performance Revenue Diversification Quality Core Deposits Quality Core Deposits Relationship - focused deposit franchise supported by a diversified customer base and stable funding sources. High Quality Loan Portfolio High Quality Loan Portfolio Conservative risk profile and experienced management team drive superior performance through credit cycles, reflected in a 20 - year average net charge - off rate of just 0.14%. Revenue Diversification Complementary wealth management, Ag Services, and insurance businesses provide diversified fee - based revenue, historically representing approximately 30% of total revenue. Shareholder Value Strong Capital & Liquidity Growth Strategy Shareholder Value Long - standing dividend history and disciplined capital allocation support shareholder returns. Annualized shareholder return of 11.1% and annualized TBV CAGR of 7.4% since 2014. Growth Strategy FMBH targets organic growth and strategic expansion of products and services into new markets, supported by a strong M&A track record across all business lines. Strong Capital & Liquidity Strong regulatory capital ratios provide flexibility for organic growth and strategic acquisitions 1 Source S&P Capital IQ Pro. Annualized return calculated for period 12/31/2014 to 9/30/26. 6

$22,462 $23,678 $26,327 $27,789 $23,342 $25,330 $28,449 $33,399 $33,297 $33,618 $0.97 $1.06 Reported Net Income ($000s), Adjusted Net Income ($000s) & Adjusted EPS $1.26 $1.14 $1.26 Q3 2025 Q4 2025 Net Income Q1 2026 Adjusted Net Income Q2 2026 Q3 2026 Adjusted EPS Quarterly Financial Performance 7 $22,909 $21,685 $27,212 26% 25% 27% 27% 26% 00 ,000 ,500 ,000 Fee Income ($000s) & % of Total Revenue $28,833 $26,441 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 *Adjusted Diluted EPS and Adjusted ROAA reflected above are non - GAAP figures. See Non - GAAP measures. 1 Adjusted Net Income, adjusted EPS and NIM are Non - GAAP measures. See Non - GAAP measures. 1.21% 1.30% 1.37% 1.45% 1.46% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Adjusted Return on Average Assets Record quarterly net income of $33.3 million, or $1.25 diluted EPS, compared with $27.8 million, or $1.04 diluted EPS, in the prior quarter. Adjusted net income of $33.6 million, or $1.26 adjusted EPS, compared with $33.4 million, or $1.26 per share, in Q2 2026 (1) . Adjusted ROAA improved to 1.46%, compared with 1.45% in the prior quarter Non - interest income totaled $27.2 million for the quarter. Non - interest income has accounted for approximately 26% of revenue over the last 12 months.

Quarterly Financial Performance

Quarterly Highlights

- Quarterly reported NIM of 3.76%[1] represents a 3bps decrease compared to prior quarter. The yield on earning assets improved by 6 basis points while the average cost of funds increased 10 basis points
- Total deposits increased $44.2 million to $7.62 billion
- Total loans declined $85.8 million to $6.85 billion, primarily reflecting elevated commercial real estate payoffs
- The average yield on new and renewed loans was approximately 6.25% and 6.5%, respectively in the quarter
- Declared quarterly dividend of $0.26 per share
- Announced pending acquisition of Evergreen Bancshares, Inc., the holding company for American Bank of Freedom
- Agreed to acquire Winship Farm Management which will add over 8,600 acres under management over the next 3 years

Net Interest Margin



5.48%
5.35%
5.36%
5.45%
5.51%
3.80%
3.73%
3.78%
3.79%
3.76%
1.75%
1.71%
1.67%
1.75%
1.85%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Earning Assets Yield
Cost of Funds
Net Interest Margin (TE)

Efficiency Ratio (TE)



58.8%
57.6%
55.9%
54.4%
56.1%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

*NIM (TE) and Efficiency Ratio (TE) reflected above are non-GAAP figures. See Non-GAAP measures.

[1]Beginning in the first quarter 2025, the Company changed the methodology utilized for the calculation of net interest margin to be more consistent with what is typically used by peer banks and research analysts. The calculation uses actual/365 annualization methodology for tax equivalent net interest margin to average earning assets.

8

Quality Deposit Franchise

- Total deposits increased $44.2 million to $7.62 billion during the quarter.
- MMDA increased $199 million, reflecting the deposit product refresh introduced in 2026 and continued marketing efforts
- Quality core deposit franchise with well-diversified deposit base
- 89.6% core deposits as of September 30, 2026 (1)
- Continued low level of uninsured deposits with approximately 22% of deposits uninsured (2)
- Average account balance of approximately $31,000 with 99% of all accounts under a $250,000 balance (2)

Core Deposits / Total Deposits

($ in millions)



$6,124
93.5%
$6,057
93.9%
$6,395
92.5%
$7,548
88.8%
$7,572
89.1%
$7,616
89.6%
2023
2024
2025
Q1'2026
Q2'2026
Q3'2026
Total Deposits
Core Deposits

Deposit Composition

($ in millions)



$5,257
13.4%
24.1%
12.1%
26.4%
23.9%
$6,124
17.1%
18.5%
11.6%
30.0%
22.8%
$6,057
16.3%
19.8%
10.5%
31.5%
21.9%
$6,395
17.7%
17.8%
10.0%
32.8%
21.8%
$7,616
20.4%
20.6%
9.1%
30.7%
19.2%
2022
2023
2024
2025
Q3'2026
Non-interest bearing DDA
Interest Bearing DDA
Savings Deposits
Money Market
Time Deposits

Loan-to-Deposit Ratio



95%
90%
85%
91.8%
91.1%
93.6%
94.0%
89.9%
2022
2023
2024
2025
Q3'2026

(1) Core deposits defined as demand deposits, savings, money market, time deposits less than $250k, and excludes brokered deposits.
(2) Uninsured deposits and average account balance from internal deposit account reports and call report data as of 9/30/26

9

IL 41% MO 18% IA 12% IN 6% TX 5% FL 2% WI 3% Other States 13% 41.1% 42.7% 42.6% 42.7% 42.1% 21.5% 23.0% 23.6% 22.7% 22.4% 10.7% 8.1% 8.8% 9.7% 9.1% 6.2% 6.2% 6.9% 7.0% 8.5% 5.6% 6.0% 4.2% 3.7% 3.0% 5.3% 5.1% 4.2% 3.5% 3.5% 5.8% 5.6% 5.9% 5.7% 6.1% 0.5% 3.3% 0.5% 2.7% 3.0% 1.0% 3.3% 1.6% 3.3% 2.0% $ - $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 Q3 2026 2022 2023 2024 2025 CRE C&I 1 - 4 Family Ag RE Construction Ag Loans Multi - Family Consumer All Other Loan Portfolio Characteristics 10 Overall borrower line utilization was 55% at 9/30/26 compared to 52% at 9/30/25 Commercial credit line utilization was 43% at 9/30/26 compared to 42% at 9/30/25 Loan Composition & Geographic data as of September 30, 2026 Geographic data based on primary property collateral if available, otherwise borrower address. Geographically Dispersed Portfolio $5,672 $6,011 $5,581 $4,826 Loan Portfolio ($ in millions) $6,848

Farmland 54% Ag Operating 21% Direct Merchant Financing 25% Total Ag Portfolio IL, 47% IA, 11% MN, 7% MO, 3% OH, 2% FL, 1% WI, 1% All Other, 11% Ag Loans by Geography TX, 0.2% IN, 18% Agricultural loan portfolio totaled $791 million or 11.5% of total loans at September 30, 2026 Agricultural real estate represented approximately 54% of the Ag portfolio, with strong collateral support and an estimated 45% loan - to - value ratio. Historically low Ag real estate net charge - offs, totaling approximately $5.0 million from 2000 through 2025, demonstrate the portfolio’s long - term credit performance. Ag portfolio credit metrics continue to normalize from historically low levels amid a challenging operating environment; however, significant losses are not currently anticipated due to conservative underwriting, strong collateral values, borrower balance sheet strength, and guarantor support. Ag Loan Portfolio Highlights 11 NOTE: Loan data as of September 30, 2026

Solid Asset Quality Metrics 12 1.32% 1.38% 1.65% 2.10% 1.99% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Total Adversely Classified Assets / Total Loans $22,199 $31,948 $44,074 $41,293 $43,069 328.5% 234.4% 197.0% 210.7% 200.8% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Allowance / NPLs NPLs Allowance / NPLs Current ACL balance and historically strong credit performance remain in a position of strength and provide confidence during times of economic uncertainty. Allowance for credit losses to total loans outstanding increased to 1.26% for the quarter, compared to 1.25% in the previous quarter. Net charge - offs totaled $ 0 . 2 million for the quarter, compared to an average of $ 1 . 2 million per quarter over the prior four quarters Special mention loans decreased by $37.6 million to $101.5 million, while substandard and doubtful loans declined $8.3 million to $131.6 million. Criticized loans declined $45.9 million during Q3 Non - performing assets remained at 0.51% of total assets. Non - performing loans increased to $ 43 . 1 million or 0 . 63 % of total loans compared to 0 . 60 % in the prior quarter .

Strong Credit Culture 13 0.13% 0.09% 0.28% 0.25% 0.39% 0.29% 0.23% 0.08% 0.02% 0.04% 0.04% 0.23% 0.11% 0.22% 0.09% 0.12% 0.03% 0.01% 0.07% 0.09% 0.14% 0.52% 0.79% 0.92% 1.43% 1.13% 0.80% 0.56% 0.44% 0.30% 0.21% 0.70% 0.72% 0.84% 0.82% 0.65% 0.45% 0.35% 0.28% 0.43% 0.44% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% Net Charge - Offs as a % of Average Loans NCOs/Avg Loans 20 Year Avg NCOs/Avg Loans NPAs/Assets 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Source: S&P Capital IQ Pro *The 20 - year avg NCOs/Avg Loans reflects the time period between 2006 and 2025 **The industry average is a 20 - year average of Loan Performance: Total Loans & Leases: Net Charge - Off Rate provided by the Federal Reserve Bank of St. Louis Long - standing credit discipline, conservative underwriting, and continual stress testing have supported strong performance across economic cycles. Historical net charge - offs have averaged only 14 bps annually over the 20 - year period from 2006 - 2025 compared to the US banking industry average of 83 bps over the same period. The current allowance for credit losses of $86.5 million is 192% of total net charge - offs of $45.1 million from 2006 - 2025.

14 First Mid Wealth Management 27% First Mid Insurance Group 33% Deposit Service Charges 13% Mortgage Banking Revenue 3% Debit Card Revenue 17% First Mid’s diverse sources of revenue provide stability in both rising and declining rate environments Securities Gains, Net Other 6% Note: The chart above reflects the breakdown of total fee income for the last twelve months, through September 30, 2026. Noninterest income represented approximately 26% of total revenue in Q3’2026 and approximately 26% of total revenue the last twelve months, through September 30, 2026. Noninterest Income Sources

• Integrated Wealth Management, Trust, and Ag Services platform providing diversified, recurring revenue streams • Investment & brokerage services offered through a partnership with Raymond James Financial Services • $8.2 billion in assets under management • Approximately 290,000 farmland acres under management across 8 states • Largest farm manager in Illinois • Announced an agreement to acquire Winship Farm Management, expected to add more than 8,600 acres under management over the next 3 years • YTD revenue of $21.95 million representing an increase of $5.6 million compared to the same period in 2025. Diversified Solutions and Sources of Revenue 15 • Largest community bank - affiliated insurance agency in Illinois and top ten in the United States • Broad personal & commercial insurance offerings, including property and casualty, life, health, farm, cyber, surety and senior solutions . • Strategic acquisitions of Downs Insurance Agency (January 2026) and assets from AAdvantage Insurance (July 2025), expanding presence in Springfield, Decatur, Metro East and St. Louis markets • Achieved record annual revenue of $ 32 . 3 million in 2025 , up 13 . 1 % from $ 28 . 6 million in 2024 • YTD revenue of $27.2 million representing an increase of $2.4 million compared to the same period in 2025.

16 $1.8 $2.1 $3.5 $3.9 $5.6 $16.0 $17.5 $18.9 $21.6 $28.6 $4.6 $5.1 $5.4 $5.9 $8.5 $15.6 $16.2 $20.4 $22.5 $24.8 $20.8 $22.8 $22.9 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $32.3 $0 $10 $20 $30 2014 2015 2016 2017 2018 2019 2020 2021 2024 2025 FMIG Revenue $ in millions FMWM Revenue $ in millions 2022 2023 FMWM AUM $ in billions $ in millions $ in billions Diversified Solutions and Sources of Revenue

First Mid is committed to delivering valued digital solutions that meet our customers’ expectations while enhancing their overall banking experience. Technology & Digital Solutions 17 Completed core system conversion and retail online/mobile banking enhancements in 2025 Expanded digital account opening, payment, and self - service capabilities to improve customer convenience and better position First Mid against traditional and non - traditional competitors Technology investments support operational scalability, customer experience, and integration of acquired businesses Evaluating AI - enabled tools to improve employee productivity and operational efficiency Positioned for the Future Continued investment in digital banking, lending and customer relationship management platforms Mobile Banking Upgrade

Strong Capital Position 13.13% 13.16% 13.10% 13.40% 13.91% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Common Equity Tier 1 Capital Ratio 15.99% 15.67% 15.48% 15.41% 15.79% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Total Capital Ratio 8.99% 9.20% 8.91% 9.31% 9.11% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 TCE / Tangible Assets Regulatory capital ratios remain strong and above the “well capitalized” levels at quarter - end. TBV per share was $31.09, a decrease of 0.2% during the quarter. TBV per share has increased 10% over the past 12 months. Leveraged a strong capital position to execute $1.4 million in share repurchases YTD under a 10b5 - 1 plan during periods of market volatility. Repaid $10.0 million of subordinated debt during Q3 2026 using cash on hand. Since 2024, the Company has retired $77.5 million of subordinated debt ahead of schedule, including $57.5 million funded with cash and $20.0 million refinanced at a lower interest rate, significantly reducing interest expense. Announced quarterly dividend of $0.26 per share. 18

Providing Shareholder Value $2.74 $3.77 $3.50 $3.47 $3.98 $2.05 $2.13 $2.52 $2.87 $2.70 $2.87 $3.60 $3.15 $3.30 $3.83 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 Earnings Per Share $3.88 Adjusted EPS Diluted EPS $0.62 $0.66 $0.70 $0.76 $0.81 $0.85 $0.90 $0.92 $0.94 $0.98 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Dividends Per Share $0.00 $0.25 $0.50 $0.75 $1.00 19 $30.06 $27.93 $30.42 $33.64 $36.24 $16.84 $20.22 $18.73 $23.59 $26.29 $27.24 $22.65 $22.20 $24.46 $31.09 $29.42 $15.09 $10 $5 $0 $15 $20 $25 $30 $35 $40 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Annualized Shareholder Return and TBV CAGR calculated for the period 12/31/2014 to 9/30/26. Annualized Shareholder return includes dividends paid during the period. Tangible Book Value Per Share is a non - GAAP measure and is defined as total common equity less goodwill and intangibles divided by shares outstanding as of period end. TBV as reported for all periods. Adjusted TBV displayed for 2022 - 2026 where it was adjusted to exclude the market value impact of AFS investment securities and used to calculate the CAGR Adjusted EPS reflected above are non - GAAP figures. See Non - GAAP measures. Tangible Book Value per Share Adjusted TBV Per Share Tangible Book Value Per Share 11.1% 7.4% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% Annualized Shareholder Return TBV CAGR FMBH Shareholder Value

Quarterly TBV Growth - 7.9% - 5.2% 7.8% 6.2% - 2.4% 12.5% - 16.0% 1.3% 3.5% 6.6% - 1.5% 4.4% 4.3% 6.0% 4.3% 2.1% 3.7% - 0.2% 2.7% 2.7% 2.9% 2.4% 0.3% - 11.8% 2.5% 2.6% 2.7% 0.9% 2.4% 2.6% 2.2% 2.8% 2.6% 1.4% 2.8% 3.3% 16 20 24 28 32 36 QUARTERLY TBV GROWTH TBV Adjusted TBV 20 The closing date of the Jefferson Bank acquisition was 2/14/2022. The closing date of the Blackhawk Bank acquisition was 8/15/2023 The closing date of the Two Rivers Bank & Trust acquisition was 2/28/2026

Significant Capital Events Paid down $7.5 million in subordinated debt in April and $10.0 million in July Repurchased $1.4 million of shares Strategically repurchased subordinated debt totaling $40 million Raised $96 million through a public sub - debt offering tied to LINCO Bancshares, Inc. (Providence) acquisition Redeemed $10 million of trust preferred securities junior sub - debt. Strategically repurchased $1.1 million of common stock through Q3’19. April 2026 - July 2026 March 2026 - May 2026 Aug 2024 - Oct 2025 October 2020 October 2019 Q3’2019 June 2018 Raised $36 million through an overnight public offering of common stock tied to SCB Bancorp, Inc. acquisition. August 2017 Launched a $20 million at - the - market equity offering. June 2015 Raised $29.3 million through private placement of common stock. Capital Management & Acquisitions $2,114,499 $1,607,103 $2,884,535 $2,841,539 $3,839,734 $3,839,426 $4,726,348 $6,744,000 $5,986,582 $7,587,000 $7,519,734 $7,966,658 $9,390,320 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Q3 2026

Experienced Acquirer 11 Transactions Since 2015 8 Whole - Bank Acquisitions ~$7B Assets Acquired ~$800M Aggregate Disclosed Transaction Value 2027 2023 2021 2020 2018 2015 Evergreen Blackhawk Stifel Stifel First Old National Whole Bank Whole Bank Loan Book & Team Loan Book & Team BancTrust Branches Assets: $0.9B Assets: $1.3B $208M loans $183M loans Whole Bank Assets: $441M Branches: 10 Branches: 10 Branches: — Branches: — Assets: $475M Branches: 7 Branches: 12 2016 First Clover Leaf Whole Bank Assets: $659M Branches: 7 2018 SCB Bancorp Whole Bank Assets: $458M Branches: 10 2021 LINCO / Providence Whole Bank Assets: $1.2B Branches: 14 2022 Delta / Jefferson Whole Bank Assets: $718M Branches: 5 2026 Two Rivers Whole Bank Assets: $1.2B Branches: 14 Note: Aggregate acquisition metrics include pending Evergreen acquisition. Note: Evergreen's Denver, CO loan production office is excluded from the branch count. 22

Overview of Evergreen Bancshares, Inc.

American Bank of Freedom: Relationship-Driven Community Banking in the St. Louis Region

Complementary Branch Footprint

FMBH (88) · FMBH LPO (1) · Evergreen (10)



Des Moines, IA
Iowa City, IA
Rockford, IL
Burlington, IA-IL
Peoria, IL
Decatur, IL
Indianapolis, IN
Mattoon, IL
St. Louis, MO-IL
Carbondale, IL
Grapevine
TX

Bank-Level Financial Highlights

- Founded in 1880
- Headquartered in Wellsville, MO

$932M Total Assets	**$712M** Gross Loans	**$727M** Deposits
0.72% ROAA	**3.31%** NIM	**69%** Efficiency Ratio
9.9% TCE/TA	**1.06%** NPAs / Assets	**0.26%** NCOs / Avg. Loans

✓ **Relationship-Driven Commercial Franchise**
140+ year legacy with deep community ties and seasoned leadership

✓ **Expands Our St. Louis & I-70 Footprint**
Adds density and scale in the St. Louis MSA

✓ **Establishes a Full-Service Indianapolis Presence**
Builds on the existing LPO with a branch location

✓ **Low-Risk, In-Market Integration**
Disciplined credit culture and a tenured deposit base

✓ **Manageable Way To Cross $10B**
Pro forma earnings more than offset incremental costs and positions for future growth

Source: S&P Global Market Intelligence. Financial data as of, or for the three months ended September 30, 2026.
Note: Evergreen's Denver, CO loan production office is excluded from the branch count and is not reflected on the map.

23

Strategic Acquisition of Evergreen Bancshares, Inc. Strategically Compelling ■ Deepens First Mid’s St. Louis and I - 70 corridor presence while expanding into Indianapolis with a full - service branch alongside the existing LPO ■ Cultural alignment across commercial banking capabilities with established customer relationships ■ Opportunity to deliver First Mid’s broader wealth, treasury management, and insurance capabilities across American’s customer base ■ Size and market familiarity reduce execution and integration risks Prepared to Cross $10B ■ Provides a deliberate path through the $10 billion asset threshold with incremental earnings, scale, and franchise diversification ■ First Mid has proactively invested in the people, technology, risk management, compliance, and governance infrastructure required to operate above $10 billion ■ Recent core conversion and integration investments support a scalable operating platform for the combined franchise ■ Transaction earnings and identified synergies more than offset the financial impact of crossing $10 billion and position First Mid for future growth opportunities Financially Attractive (1) ■ Disciplined pricing at 1.10x TBV and 67% pay - to - trade for a strategically complementary franchise ■ Approximately 5% EPS accretion in 2028E, inclusive of the modeled Durbin phase - in ■ Minimal TBV dilution of approximately 0.5% with an approximately 0.5 year earnback ■ Maintains strong pro forma capital, with CET1 of approximately 13.6% and flexibility to support future growth Source: S&P Global Market Intelligence; FactSet; Company Documents. Financial data as of September 30, 2026. (1) Pro forma impact is presented for illustrative purposes only and is subject to change based on final purchase accounting entries. 24 Pro Forma Financial Impacts ~5% 2028E GAAP EPS Accretion ~7% 2028E EPS Accretion (ex. Durbin) Minimal TBVPS Dilution at Close ~0.5 year TBVPS Earnback (Years, Crossover) ~1.4% 2028E Pro Forma ROAA ~14.2% 2028E Pro Forma ROATCE ~9.1% Pro Forma TCE / TA at Closing ~13.6% Pro Forma CET 1 Ratio at Closing

Experienced Management Team 25 Michael L. Taylor SEVP, Chief Operating Officer Mike joined First Mid in 2000. Matthew K. Smith Chief Executive Officer & President Matt joined First Mid in 2016. Bradley L. Beesley EVP, Chief Executive Officer First Mid Wealth Management Company Brad joined First Mid in 2007. Clay M. Dean EVP, Chief Executive Officer First Mid Insurance Group Clay joined First Mid in 2010. Amanda D. Lewis EVP, Chief Operations Officer Mandy joined First Mid in 2001. Eric S. McRae EVP, Chief Lending Officer Eric joined First Mid in 1999. Jason M. Crowder EVP, General Counsel Jason joined First Mid in 2019. Rhonda R. Gatons EVP, Chief Human Resources Officer Rhonda joined First Mid in 2016. Megan E. McElwee EVP, Chief Credit Officer Megan joined First Mid in 2011. Jordan D. Read EVP, Chief Financial Officer & Chief Risk Officer Jordan joined First Mid in 2021. Anya Y. Schuetz SVP, Director of Project Management Anya joined First Mid in 2013. Jeremy R. Frieburg EVP, Chief Information Officer Jeremy joined First Mid in 2024. Stas R. Wolak EVP, Chief Retail Banking Officer Stas joined First Mid in 2024. Regina Nelson EVP, Chief Marketing Officer Regina joined First Mid in 2025.

Board of Directors



Joseph R. Dively
Executive Chairman of the Board,
First Mid Bancshares, Inc.



Matthew K. Smith
Chief Executive Officer & President
First Mid Bancshares, Inc.



Holly B. Adams
Lead Independent Director
President, Howell Asphalt Company
President, Howell Paving, Inc.



Robert S. Cook
Chair, Nominating and Governance Committee
Managing Partner,
TAR CO Investments, LLC



Zachary I. Horn
President and Founder,
Metro Communications Company, Inc.



Gisele A. Marcus
Professor of Practice,
Olin Business School
Washington University in St. Louis



J. Kyle McCurry
Chair, Risk Management Committee
Chief Operating Officer and General Counsel,
Paige Sports Entertainment



Alex J. Melvin
Owner & Chairman
RK Holdings LLP



Paul L. Palmby
President, Chief Executive Officer and Director
Seneca Foods Corporation



Mary J. Westerhold
Chair, Audit Committee
Chief Financial Officer,
Madison Communications Company



James E. Zimmer
Chair, Compensation Committee
Owner, Zimmer Real Estate Properties, LLC
Co-Founder, Bio-Enzyme

26

Key Financial Metrics

Selected Balance Sheet Data 2021 2022 2023 2024 2025 Q3'2026 ASSETS $168,602 $152,433 $143,064 $121,216 $254,920 $511,334 Cash and cash equivalents 1,431,299 1,223,720 1,179,402 1,073,510 1,085,499 1,338,631 Investment securities 3,940,868 4,767,119 5,511,890 5,602,280 5,936,499 6,762,075 Net loans 445,813 600,943 752,438 722,728 689,740 778,280 Other assets $5,986,582 $6,744,215 $7,586,794 $7,519,734 $7,966,658 $9,390,320 Total assets LIABILITIES & STOCKHOLDERS’ EQUITY $4,956,486 $5,257,001 $6,123,659 $6,057,096 $6,395,273 $7,615,764 Deposits 346,309 800,402 608,321 558,394 551,178 603,818 Borrowings 49,893 53,657 61,610 57,853 61,515 73,843 Other liabilities 5,352,688 6,111,060 6,793,590 6,673,343 7,007,966 8,293,425 Total liabilities 633,894 633,155 793,204 846,391 958,692 1,096,895 Stockholders’ equity $5,986,582 $6,744,215 $7,586,794 $7,519,734 $7,966,658 $9,390,320 Total liabilities and stockholders’ equity Selected Balance Sheet Data ($000s) 28

Selected Income Statement Data 2021 2022 2023 2024 2025 Q3 2026 $183,013 $215,891 $300,166 $357,379 $372,990 $116,718 Interest income 15,262 31,614 106,703 128,651 116,825 37,342 Interest expense 167,751 184,277 193,463 228,728 256,165 79,376 Net interest income 15,151 4,806 6,104 5,635 9,921 - 299 Provision for credit losses 152,600 179,471 187,359 223,093 246,244 79,675 Net interest income after provision 69,767 74,682 86,786 96,286 93,051 27,212 Non - interest income 155,579 162,861 185,740 214,983 222,247 64,962 Non - interest expense 66,788 91,292 88,405 104,396 117,048 41,925 Income before income taxes 15,298 18,340 19,470 25,498 25,299 8,628 Income taxes $51,490 $72,952 $68,935 $78,898 $91,749 $33,297 Net income Per Share Information $2.88 $3.62 $3.17 $3.31 $3.84 $1.26 Basic earnings per common share $2.87 $3.60 $3.15 $3.30 $3.83 $1.25 Diluted earnings per common share $0.85 $0.90 $0.92 $0.94 $0.98 $0.26 Dividends paid per common share 17,886,988 20,169,077 21,780,217 23,800,523 23,873,495 26,455,825 Weighted average shares outstanding 17,939,007 20,243,635 21,868,788 23,895,681 23,986,508 26,601,826 Diluted weighted avg shares outstanding Selected Income Statement Data ($000s) 29

Non - GAAP Measures

Reconciliation of Non - GAAP Financial Measures 31

Reconciliation of Non - GAAP Financial Measures 32